SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NAVIDEA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

2013 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Navidea Biopharmaceuticals, Inc., which will be held at 9:00 a.m., Eastern Daylight Time, on June 27, 2013, at Columbus Marriott Northwest, 5605 Blazer Parkway, Dublin, Ohio 43017 (phone: 614-791-1000). The matters on the meeting agenda are described in the Notice of 2013 Annual Meeting of Stockholders and proxy statement which accompany this letter.

We hope you will be able to attend the meeting, but regardless of your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

Very truly yours,

/s/ Mark J. Pykett

Mark J. Pykett, V.M.D., Ph.D.
Chief Executive Officer

NAVIDEA BIOPHARMACEUTICALS, INC.

425 Metro Place North, Suite 450

Dublin, Ohio 43017

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

NAVIDEA BIOPHARMACEUTICALS, INC.:

The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the Company), will be held at Columbus Marriott Northwest, 5605 Blazer Parkway, Dublin, Ohio 43017 (phone: 614-791-1000) on June 27, 2013, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect two directors, to serve for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2013; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 8, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 27, 2013: The proxy statement and annual report to security holders are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or take advantage of the opportunity to vote your proxy online.

By Order of the Board of Directors

/s/ Mark J. Pykett

Mark J. Pykett, V.M.D., Ph.D.
Chief Executive Officer

Dublin, Ohio

May 24, 2013

NAVIDEA BIOPHARMACEUTICALS, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

June 27, 2013

PROXY STATEMENT

Dated May 24, 2013

GENERAL INFORMATION

Date, Time and Place of Annual Meeting. The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc. will be held at Columbus Marriott Northwest, 5605 Blazer Parkway, Dublin, Ohio 43017 (phone: 614-791-1000), on June 27, 2013, at 9:00 a.m., Eastern Daylight Time.

Solicitation. This proxy statement is furnished to the stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Company’s 2013 Annual Meeting of Stockholders to be held on June 27, 2013, and any adjournment thereof. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 24, 2013. All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Company Address. The mailing address of our principal executive offices is 425 Metro Place North, Suite 450, Dublin, Ohio 43017.

Voting Rights. Stockholders of record at the close of business on May 8, 2013 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 119,590,109 shares of common stock, par value $0.001 per share (Common Stock) outstanding. Each holder of Common Stock of record on May 8, 2013, is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

Authorization. The shares represented by the accompanying proxy will be voted as directed if the proxy is properly completed, signed, and received by us. The proxy will be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof. If you are a holder of record and you sign, date, and send in your proxy but do not indicate how you want to vote, your proxy will be voted “For” each of the proposals to be voted on at the Annual Meeting.

Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Tabulation. Under Section 216 of the Delaware General Corporation Law (DGCL) and our bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as “Abstain,” “Against” or “Withhold Authority” on one or more, or all matters, or they are not marked at all. Brokers, banks, or other nominees who hold their customers’ shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such brokers, banks, or other nominees are members, sign and submit proxies for such shares and may vote such shares on routine matters. The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm is considered a routine matter. Brokers, banks, or other nominees may not vote on matters considered non-routine without specific instructions from the customer who owns the shares. The proposal to elect directors is not considered a routine matter. Proxies signed and submitted by brokers, banks, or other nominees that have not been voted on certain matters are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. We encourage you to provide voting instructions to any broker, bank or other nominee that holds your shares by carefully following the instructions provided in the notice from such entity.

Under Section 216 of the DGCL and our bylaws, the election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of our Common Stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect.

The ratification of BDO USA, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal. Broker non-votes are disregarded and will have no effect.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Changes in regulation were made to take away the ability of your bank, broker, or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote, no votes will be cast on your behalf for any of the proposals to be considered at the Annual Meeting; except, your bank, broker, or other nominee will continue to have discretion to vote any uninstructed shares on the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

2

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Election as Directors

We presently have six directors on our Board of Directors, comprised of three classes, each containing two directors, with terms expiring at the Annual Meetings in 2013, 2014, and 2015, respectively. At the Annual Meeting, the nominees to the Board of Directors receiving the highest number of votes will be elected as directors to a term of three years expiring in 2016.

Our Board of Directors has nominated Brendan A. Ford and Eric K. Rowinsky, M.D., for election as directors to serve for a term of three years.

Only “For” or “Withhold Authority” votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of a director, and broker non-votes are not counted. We have no reason to believe that the nominees will not stand for election or serve as directors. In the event that any nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See the section entitled “General Information–Tabulation."

The Board of Directors has nominated the following persons to serve as directors of the Company until the 2016 Annual Meeting:

Brendan A. Ford has served as a director of Navidea since July 2010. Since 2007, Mr. Ford has been a partner in Talisman Capital Partners, a private investment partnership focusing on middle-market companies. From 1991 through 2007, Mr. Ford served in various executive positions including Executive Vice President, Business Development and Corporate Strategy with Cardinal Health, Inc., primarily in capacities related to mergers, acquisitions and related strategic activities, and was involved in over $19 billion in acquisition and disposition transactions for Cardinal Health. Prior to his service with Cardinal Health, Mr. Ford practiced law with Baker and Hostetler from 1986 to 1991. From 1980 to 1983, Mr. Ford was employed by Touche Ross LLP as a certified public accountant. Mr. Ford has a B.S. in Business from Miami University, and a J.D. from The Ohio State University. Mr. Ford serves as a director and board committee member for several privately held companies. Mr. Ford’s education and business management experience in the areas of development and strategy and his legal and accounting training qualify him to continue serving as a member of the Board of Directors.

Eric K. Rowinsky, M.D. has served as a director of Navidea since July 2010. In 2012, Dr. Rowinsky began serving as the Head of Research and Development, Chief Medical Officer, and Executive Vice President of Stemline Therapeutics, Inc., a discovery- and development-stage biotechnology company. In 2010, Dr. Rowinsky also co-founded Primrose Therapeutics, a start-up biotechnology company which was acquired in September 2011, and was a consultant in the area of new cancer drug development. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of Clinical Development, Medical Affairs and Regulatory Affairs of ImClone Systems Incorporated, a life sciences company, and was a principal consultant to the Lilly-ImClone Oncology Business Unit in 2010. Prior to that, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute of Drug Development, including Director of the Institute, Director of Clinical Research and SBC Endowed Chair for Early Drug Development, and concurrently served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio. Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine and on active staff at the Johns Hopkins School of Medicine from 1987 to 1996. Dr. Rowinsky is a member of the boards of directors of Biogen Idec, Inc. and of Coronado Biosciences, Inc., publicly held life sciences companies. Dr. Rowinsky serves on the Science and Research and Compensation Committees at Biogen Idec. During the past five years, Dr. Rowinsky has also served as a director of Tapestry Pharmaceuticals, Inc. and ADVENTRX Pharmaceuticals, Inc., publicly-held life sciences companies. Dr. Rowinsky has extensive research and drug development experience, oncology expertise and broad scientific and medical knowledge. Dr. Rowinsky’s education and medical training, including his experience and expertise with respect to drug development and oncology, qualify him to continue serving as a member of the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the director nominees named above.

3

Directors whose terms continue until the 2014 Annual Meeting:

Jess Emery Jones, M.D. has served as a director of Navidea since April 2011. He is currently the Chief Executive Officer of AngioLight, Inc. (formerly CorNova, Inc.). In addition to AngioLight, Dr. Jones is the Chief Executive Officer of NewCardio, Inc. Dr. Jones is also on the boards of directors of AngioLight, NewCardio, and NovaRay Inc. From October 2006 to January 2011, Dr. Jones worked with Vision Capital Advisors, LLC in New York City as the Director of Healthcare Investing, analyzing investment opportunities in the biotech, pharmaceutical, medical technology, and medical services fields, and assisted companies in the implementation of their business plans. From 2001 to 2007, Dr. Jones attended Columbia College of Physicians & Surgeons in New York City, where he received his medical degree in May 2007. In 2005, while attending Columbia Medical School in New York City, Dr. Jones was awarded an American Heart Association - Medical Student Research Fellowship to study post-stroke inflammatory mediators in the Department of Neurosurgery. Additionally, Dr. Jones earned a B.A. degree from the University of Utah in 2001 and an M.B.A. from Columbia Business School in May 2007. Dr. Jones’ education and business management experience in business strategy and operations and his medical training qualify him to continue serving as a member of the Board of Directors.

Mark J. Pykett, V.M.D., Ph.D. has served as Chief Executive Officer of Navidea since April 2011, as President from April 2011 to April 2013, and as a director since August 2011. He has more than 16 years of pharmaceutical industry executive and operational management, strategic planning, and cross-functional drug development program oversight. He has led multiple companies focusing on research through commercialization in numerous indication areas and has particular expertise in guiding the development of biopharmaceutical product candidates. His leadership and industry knowledge have led to numerous international speaking and panel presentations at investment, industry, scientific and medical conferences. Prior to joining Navidea as Executive Vice President and Chief Development Officer in November 2010, Dr. Pykett served as Founding CEO of Talaris Advisors LLC, a strategic drug-development company serving the biotech industry. Dr. Pykett was President and Chief Operating Officer of Alseres Pharmaceuticals, a clinical stage biotech firm that focused on the development of radiopharmaceutical imaging agents for diagnosis of neurodegenerative disorders, as well as therapeutics for central nervous system indications. Dr. Pykett also held senior executive roles at several public and private biotechnology companies which have focused on therapeutics, diagnostics and medical devices. Dr. Pykett has also served as a Director of several public, private and not-for-profit organizations. Dr. Pykett graduated Phi Beta Kappa, Summa Cum Laude from Amherst College, holds a veterinary degree, Phi Zeta, Summa Cum Laude and a doctorate in molecular biology from the University of Pennsylvania, and received an M.B.A., Beta Gamma Sigma, from Northeastern University. He completed post-doctoral fellowships at the University of Pennsylvania and Harvard University. Dr. Pykett held an adjunct faculty position at the Harvard School of Public Health from 1997 to 2004 and served on Northeastern University's Center for Enterprise Growth Corporate Advisory Board.

Director whose term continues until the 2015 Annual Meeting:

Peter F. Drake, Ph.D. has served as a director of Navidea since April 2011. Dr. Drake began his career as a biotechnology analyst at Kidder, Peabody and Co. where he was a partner and head of the Healthcare Research Group. In 1988, Dr. Drake co-founded Vector Securities International, an investment banking firm specializing in the life sciences industry, where he was Executive Vice President and Director of Research. In 1993, Dr. Drake co-founded Vector Fund Management, a life sciences venture fund, and Deerfield Management, a healthcare hedge fund. In 1999, Vector Securities International was purchased by Prudential Securities, where he was a Managing Director and Head of Healthcare Research. Dr. Drake is a board member of Trustmark Insurance, a mutual insurance company; Enzymedica, Inc., a private nutraceutical company/ and Sequoia Sciences, Inc., a private biotechnology company. Dr. Drake received his undergraduate degree from Bowdoin College, and his Ph.D. in neurobiology and biochemistry from Bryn Mawr College. Dr. Drake’s education and business management experience in investment banking and biotechnology and healthcare research qualify him to continue serving as a member of the Board of Directors.

4

Gordon A. Troup has served as a director of Navidea since July 2008. Mr. Troup served as President of the Nuclear Pharmacy Services business at Cardinal Health, Inc. (Cardinal Health), a multinational medical products and services company, from January 2003 until his retirement in December 2007. Mr. Troup joined Cardinal Health in 1990 and was appointed Group President of Pharmaceutical Distribution and Specialty Distribution Services in 1999. Prior to joining Cardinal Health, Mr. Troup was employed for 10 years by American Hospital Supply Corporation and three years by Zellerbach Paper, a Mead Company. Mr. Troup is currently a partner and Chairman of the Board of Scioto Properties, LLC, a provider of group homes to the developmentally disabled nationwide, and Chairman of the Advisory Board of Guild Associates, Inc., a chemical engineering and research and development company serving the energy and military community. Mr. Troup has a B.S. degree in Business Management from San Diego State University. Mr. Troup’s education and business management experience in the pharmaceutical industry qualify him to continue serving as a member of the Board of Directors.

5

PROPOSAL NO. 2 – RATIFICATION OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (BDO) was engaged as the Company’s principal accountant on September 27, 2005, and has audited the Company’s financial statements for each of the eight fiscal years in the period ended December 31, 2012. The Audit Committee has selected BDO as the Company’s independent registered public accounting firm for purposes of auditing our financial statements for the current fiscal year ending December 31, 2013. Although not required, the Board of Directors is submitting its selection to the stockholders of the Company for ratification. The Board of Directors will reconsider the appointment of BDO if its selection is not ratified by the stockholders. A representative of BDO is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

The Board of Directors recommends that our stockholders vote “FOR” ratification of the appointment of BDO.

6

Information Concerning the Board of Directors

and Executive Officers

Directors

Set forth below are the names and committee assignments of the persons who constitute our Board of Directors.

Name	Age	Committee(s)

Peter F. Drake, Ph.D.	59	Audit; Compensation, Nominating and Governance (Chairman)

Brendan A. Ford	55	Audit (Chairman); Compensation, Nominating and Governance

Jess Emery Jones, M.D.	34	Audit; Compensation, Nominating and Governance

Mark J. Pykett, V.M.D., Ph.D.	49	—

Eric K. Rowinsky, M.D.	56	—

Gordon A. Troup	59	Audit

Director Qualifications

The Board of Directors believes that individuals who serve on the Board should have demonstrated notable or significant achievements in their respective field; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for Board members which are important to our business and its future:

•	General Management. Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board of Directors, are enhanced by their leadership experience developed at businesses or organizations that operated on a global scale, faced significant competition, or involved other evolving business models.

•	Industry Knowledge. Because we are a pharmaceutical development company, education or experience in our industry, including medicine, pharmaceutical development, marketing, distribution, or the regulatory environment, is important because such experience assists our directors in understanding and advising our Company.

•	Business Development/Strategic Planning. Directors who have a background in strategic planning, business development, strategic alliances, mergers and acquisitions, and teamwork and process improvement provide insight into developing and implementing strategies for growing our business.

•	Finance/Accounting/Control. Knowledge of capital markets, capital structure, financial control, audit, reporting, financial planning, and forecasting are important qualities of our directors because such qualities assist in understanding, advising, and overseeing our Company’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•	Board Experience/Governance. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, and compliance-related matters.

7

Board of Directors Meetings

Our Board of Directors held a total of 16 meetings in the fiscal year ended December 31, 2012, and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served. It is our policy that all directors attend the Annual Meeting of Stockholders. However, conflicts and unforeseen events may prevent the attendance of a director, or directors. All members of our Board of Directors attended the 2012 Annual Meeting of Stockholders in person, except for Jess Jones, M.D., who participated telephonically due to travel delays.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals within our organization. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance and presides over meetings of the full Board of Directors. The Board of Directors believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board of Directors. The Chairman of the Board also acts as a key liaison between the Board of Directors and management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, our independent directors have executive sessions led by the Chairman of the Board. Our Chairman of the Board acts as a liaison between the independent directors and the Chief Executive Officer regarding any specific feedback or issues following an executive session of independent directors, provides the Chief Executive Officer with input regarding agenda items for Board of Director and committee meetings, and coordinates with the Chief Executive Officer regarding information to be provided to the independent directors in performing their duties.

Our Chief Executive Officer and senior management are responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation, Nominating and Governance Committee.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or committee.

Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and Section 803A of the NYSE MKT Company Guide. Our Board of Directors has determined that Messrs. Ford and Troup, and Drs. Drake and Jones, meet the independence requirements.

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance (CNG) Committee of the Board of Directors discharges the Board’s responsibilities relating to the compensation of the Company's directors, executive officers and associates, identifies and recommends to the Board of Directors nominees for election to the Board, and assists the Board in the implementation of sound corporate governance principles and practices. With respect to its compensation functions, the CNG Committee evaluates and approves executive officer compensation and reviews and makes recommendations to the Board with respect to director compensation, including incentive or equity-based compensation plans; reviews and evaluates any discussion and analysis of executive officer and director compensation included in the Company’s annual report or proxy statement, and prepares and approves any report on executive officer and director compensation for inclusion in the Company’s annual report or proxy statement required by applicable rules and regulations; and monitors and evaluates, at the Committee’s discretion, matters relating to the compensation and benefits structure of the Company and such other domestic and foreign subsidiaries or affiliates, as it deems appropriate. The members of our CNG Committee are: Peter F. Drake, Ph.D. (Chairman), Brendan A. Ford, and Jess Emery Jones, M.D. The CNG Committee held one meeting in the fiscal year ended December 31, 2012 to complement compensation-related discussions held by the full Board. The Board of Directors adopted a written Compensation, Nominating and Governance Committee Charter on February 26, 2009. A copy of the Compensation, Nominating and Governance Committee Charter is posted on the Company’s website at www.navidea.com.

8

The Committee strives to provide fair compensation to executive officers based on their performance and contribution to the Company and to provide incentives that attract and retain key executives, instill a long-term commitment to the Company, and develop a sense of pride and Company ownership, all in a manner consistent with stockholder interests. In addition, the Committee strives to provide fair compensation to directors, taking into consideration compensation paid to directors of comparable companies and the specific duties of each director.

With respect to its nominating and governance functions, the Committee’s purpose is to:

•	Assist the Board of Directors by identifying individuals qualified to become Board members, and recommend to the Board of Directors the director nominees whenever directors are to be appointed or elected, whether at the next annual meeting of stockholders or otherwise;

•	Review the qualifications and independence of the members of the Board of Directors and its various committees on a periodic basis and make any recommendations to the Board of Directors which the Committee may deem appropriate concerning any recommended changes in the composition or membership of the Board of Directors, or any of its committees;

•	Develop and recommend to the Board of Directors any policies it may deem appropriate with regard to consideration of director candidates to be recommended to security holders;

•	Develop and recommend to the Board of Directors corporate governance principles applicable to the Company;

•	Conduct the annual review of the performance of the Board of Directors, the committees of the Board of Directors and Company’s executive management;

•	Recommend to the Board of Directors director nominees for each committee; and

•	Develop and recommend to the Board of Directors any policies or processes it may deem appropriate for security holders to send communications to the Board of Directors.

Our directors play a critical role in guiding our strategic direction and oversee the management of our Company. Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of stockholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by the Committee in determining candidates for the Board. The Committee and the Board consider diversity by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Board. The Committee and the Board prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background, and education.

9

Our Board of Directors will consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates to be considered by our Board of Directors:

•	such recommendations must be provided to the Board of Directors c/o Brent L. Larson, Navidea Biopharmaceuticals, Inc., 425 Metro Place North, Suite 450, Dublin, Ohio 43017, in writing at least 120 days prior to the one year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, that if the date of such annual meeting is more than 30 days before or after the first anniversary of the most recently concluded annual meeting, such notice shall be delivered to the Company not more than seven days after the date of the notice of such annual meeting.

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended;

•	the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate; and

•	the stockholder must follow the procedures set forth in Article III, Section 2 of our Bylaws.

Audit Committee

The Audit Committee of the Board of Directors selects our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, and the adequacy of our internal control procedures. The members of our Audit Committee are: Brendan A. Ford (Chairman), Peter F. Drake, Ph.D., Jess Emery Jones, M.D., and Gordon A. Troup, each of whom is “independent” under Section 803A of the NYSE MKT Company Guide. The Board of Directors has determined that Brendan A. Ford meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held five meetings in the fiscal year ended December 31, 2012. The Board of Directors adopted a written Amended and Restated Audit Committee Charter on April 30, 2004. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.navidea.com.

10

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to their year-end audit plan, the results of its quarterly reviews conducted in accordance with Statement on Auditing Standards No. 100, the auditor’s report of audit, and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to the adequacy of our internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected BDO USA, LLP (BDO) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2012. The Audit Committee has reviewed and discussed with management and BDO our audited financial statements; discussed with BDO the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from our Company.

Based on the reviews and discussions with management and BDO, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that each of Messrs. Ford and Troup, and Drs. Drake and Jones, is independent under Section 803A of the NYSE MKT Company Guide and is financially literate.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2012, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Brendan A. Ford, Chairman
Peter F. Drake
Jess Emery Jones
Gordon A. Troup

11

Stockholder Communications

Stockholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing to Navidea Biopharmaceuticals, Inc., c/o Brent L. Larson, 425 Metro Place North, Suite 450, Dublin, Ohio 43017.

Executive Officers

In addition to Dr. Pykett, the following individuals are executive officers of Navidea and serve in the position(s) indicated below:

Name	Age	Position

Frederick O. Cope, Ph.D.	66	Senior Vice President and Chief Scientific Officer

Brent L. Larson	50	Executive Vice President; Chief Financial Officer; Treasurer and Secretary

William J. Regan	61	Senior Vice President, Global Regulatory Strategy

Cornelia B. Reininger, M.D., Ph.D.	60	Senior Vice President and Chief Medical Officer

Thomas H. Tulip, Ph.D.	60	President and Chief Business Officer

Frederick O. Cope, Ph.D., F.A.C.N., C.N.S., has served as Senior Vice President and Chief Scientific Officer of Navidea since May 2013, as Senior Vice President, Pharmaceutical Research and Clinical Development from July 2010 to April 2013, and as Vice President, Pharmaceutical Research and Clinical Development from February 2009 to July 2010. Prior to accepting his position with Navidea, Dr. Cope served as the Assistant Director for Research and Head of Program Research Development for The Ohio State University Comprehensive Cancer Center, The James Cancer Hospital and The Richard J. Solove Research Institute, from April 2001 to February 2009. Dr. Cope also served as head of the Cancer and AIDS product development and commercialization program for the ROSS/Abbott Laboratories division for 10 years, and head of human and veterinary vaccine production and improvement group for Wyeth Laboratories for seven years. Dr. Cope served a fellowship in oncology at the McArdle Laboratory for Cancer Research at the University of Wisconsin and was the honored scientist in residence at the National Cancer Center Research Institute in Tokyo; he is the recipient of the Ernst W. Volwiler Research Award. Dr. Cope is also active in a number of professional and scientific organizations such as serving as an editorial reviewer for several professional journals, and as an advisor/director to the research program of Roswell Park Memorial Cancer Center. Dr. Cope received his B.Sc. from the Delaware Valley College of Science and Agriculture, his M.S. from Millersville University of Pennsylvania and his Ph.D. from the University of Connecticut with full honors.

Brent L. Larson has served as Executive Vice President of Navidea since May 2013, as Senior Vice President from July 2010 to April 2013, as Chief Financial Officer and Treasurer since February 1999 and as Secretary since 2003. Prior to that, Mr. Larson served as our Vice President, Finance from July 1998 to July 2010 and as Controller from July 1996 to June 1998. Before joining Navidea, Mr. Larson was employed by Price Waterhouse LLP. Mr. Larson has a B.B.A. degree in accounting from Iowa State University of Science and Technology and is a Certified Public Accountant.

William J. Regan has served as Senior Vice President, Global Regulatory Strategy of Navidea since October 2012. Prior to accepting his position with Navidea, Mr. Regan served as a consultant to Navidea from July 2011 to September 2012. As Principal of Regan Advisory Services (RAS) from September 2006 to September 2012, Mr. Regan consulted on all aspects of regulatory affairs within pharmaceutical, biotechnology and diagnostic imaging businesses, including PET diagnostic agents (cardiovascular, neurology, and oncology), contrast agents, and radiopharmaceuticals.  Previous to RAS, Mr. Regan held roles of increasing responsibility in radiopharmaceutical manufacturing, quality assurance, pharmaceutical technology and regulatory affairs at Bristol-Myers Squibb (BMS). From September 2001 to August 2006, he served as global regulatory head for BMS’ Medical Imaging business where he was responsible for all regulatory aspects of the company’s in-market and pipeline products and led regulatory actions resulting in product approvals.  Mr. Regan has been an active member in the Society of Nuclear Medicine, Council on Radionuclides and Radiopharmaceuticals (CORAR), and Medical Imaging and Technology Alliance, and formerly served as the industry chair of the Regulatory and Clinical Practice committee on behalf of CORAR.  Mr. Regan holds a B.A. in Chemistry from Rutgers University.

12

Cornelia B. Reininger, M.D., Ph.D., has served as Senior Vice President and Chief Medical Officer of Navidea since November 2012. Prior to accepting her position with Navidea, Dr. Reininger served as the Senior Director of Clinical Research and Global Clinical Leader of Bayer Healthcare Pharmaceuticals’ beta-amyloid PET development programs from November 2007 to October 2012. Dr. Reininger also served in roles of increasing responsibility with the global medical organizations of GE Healthcare and Amersham Health – Diagnostic Imaging from April 2001 to October 2007. Dr. Reininger holds an Associate Professor of Surgery and External Lecturer position at Ludwig Maximillian University (LMU) in Munich, Germany, where she completed her medical education and residency in general and vascular surgery. During her residency, she was on staff at the LMU Downtown Surgical Hospital and Outpatient Clinic, rotating as Chief Resident in vascular surgery and the intensive care unit. She later became the head of the hospital’s thrombosis research laboratory. Dr. Reininger is a member of the Society of Nuclear Medicine and the European Association of Nuclear Medicine.

Thomas H. Tulip, Ph.D., has served as President of Navidea since May 2013, as Executive Vice President from June 2011 to April 2013, and as Chief Business Officer since June 2011. Dr. Tulip has held senior leadership positions at Alseres Pharmaceuticals, Lantheus Medical Imaging, Bristol Myers Squibb (BMS) and DuPont, where his roles spanned product discovery and development, business and technology planning, brand and alliance management and international business management. Most recently, as President, Alseres Molecular Imaging, Dr. Tulip led efforts to develop markets for a Phase III neuroimaging agent. While at DuPont and BMS prior to Alseres, he was instrumental in the development, commercialization and international management of the highly successful nuclear cardiology franchise, successfully built the BMS Medical Imaging international business, and led planning activities for innovative PET tracers at Lantheus/BMS. Dr. Tulip earned a B.S. from University of Vermont, and an M.S. and Ph.D. from Northwestern University. He was a visiting scholar at Osaka University and served as adjunct professor at Northeastern University. Dr. Tulip serves on the board of directors of the Medical Imaging Technology Association (MITA) and leads its PET Working Group in the Molecular Imaging Section. He was recently Chairperson of the Institute for Molecular Technologies (IMT) and held numerous leadership positions there. He served on the Board of the Academy of Molecular Imaging, including as its Treasurer. Dr. Tulip was Chairperson for the Society of Nuclear Medicine (SNM) Corporate Advisory Board and has been active in a number of Council on Radionuclides and Radiopharmaceuticals (CORAR) committees, now serving on its Board of Directors.

13

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 30, 2013 (except as set forth below), certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executive Officers (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Rodger A. Brown	394,277	(a)	(n	)
Frederick O. Cope, Ph.D.	312,701	(b)	(n	)
Peter F. Drake, Ph.D.	27,000	(c)	(n	)
Brendan A. Ford	107,000	(d)	(n	)
Jess Emery Jones, M.D.	17,000	(e)	(n	)
Brent L. Larson	855,021	(f)	(n	)
Mark J. Pykett, V.M.D., Ph.D.	389,709	(g)	(n	)
Cornelia B. Reininger, M.D., Ph.D.	—	(h)	(n	)
Eric K. Rowinsky, M.D.	195,764	(i)	(n	)
Gordon A. Troup	134,000	(j)	(n	)
Thomas H. Tulip, Ph.D.	143,343	(k)	(n	)
All directors and executive officers as a group (12 persons)	2,621,815	(l)(o)	2.2%

Platinum Montaur Life Sciences, LLC	10,728,324	(m)	9.9%

(*)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.
(**)	Percent of class is calculated on the basis of the number of shares outstanding on April 30, 2013, plus the number of shares the person has the right to acquire within 60 days of April 30, 2013.
(a)	This amount includes 271,250 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 158,750 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Brown was one of the Company’s three most highly compensated officers, other than the Company’s principal executive officer and principal financial officer, during the fiscal year ended December 31, 2012. However, as a result of management additions which occurred during 2012, Mr. Brown is not an executive officer for the fiscal year ending December 31, 2013.
(b)	This amount includes 216,750 shares issuable upon exercise of options which are exercisable within 60 days and 8,637 shares in Dr. Cope’s account in the 401(k) Plan, but it does not include 50,000 shares of unvested restricted stock and 300,250 shares issuable upon exercise of options which are not exercisable within 60 days.
(c)	This amount does not include 29,250 shares of unvested restricted stock.
(d)	This amount does not include 29,250 shares of unvested restricted stock.
(e)	This amount does not include 29,250 shares of unvested restricted stock.
(f)	This amount includes 479,500 shares issuable upon exercise of options which are exercisable within 60 days and 93,217 shares in Mr. Larson’s account in the 401(k) Plan, but it does not include 255,500 shares issuable upon exercise of options which are not exercisable within 60 days.
(g)	This amount includes 195,834 shares issuable upon exercise of options which are exercisable within 60 days, 1,100 shares held in an IRA which is owned by Dr. Pykett, and 2,851 shares in Dr. Pykett’s account in the 401(k) Plan, but it does not include 375,000 shares of unvested restricted stock and 558,166 shares issuable upon exercise of options which are not exercisable within 60 days.
(h)	This amount does not include 208,000 shares issuable upon exercise of options which are not exercisable within 60 days. Dr. Reininger was not a Named Executive Officer during the fiscal year ended December 31, 2012. However, Dr. Reininger is an executive officer and the Company anticipates that Dr. Reininger will be a Named Executive Officer for 2013.
(i)	This amount includes 73,764 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 29,250 shares of unvested restricted stock.
(j)	This amount includes 20,000 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 29,250 shares of unvested restricted stock.
(k)	This amount includes 95,750 shares issuable upon exercise of options which are exercisable within 60 days and 2,593 shares in Dr. Tulip’s account in the 401(k) Plan, but it does not include 60,000 shares of unvested restricted stock and 351,250 shares issuable upon exercise of options which are not exercisable within 60 days.

14

(l)	This amount includes 1,122,598 shares issuable upon exercise of options which are exercisable within 60 days, 1,100 shares that are held in an IRA owned by Dr. Pykett, and 107,298 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 651,250 shares of unvested restricted stock and 1,836,166 shares issuable upon the exercise of options which are not exercisable within 60 days. The Company itself is the trustee of the Navidea Biopharmaceuticals, Inc. 401(k) Plan and may, as such, share investment power over common stock held in such plan. The trustee disclaims any beneficial ownership of shares held by the 401(k) Plan. The 401(k) Plan holds an aggregate total of 364,980 shares of common stock. The 12 persons referenced in this disclosure include each director and named executive officer listed in the table.
(m)	Based on information filed on Schedule 13G with the Securities and Exchange Commission as of December 31, 2012. The shares are held directly by Platinum-Montaur Life Sciences, LLC (Montaur) and Platinum Partners Value Arbitrage Fund L.P. (PPVA). Montaur is a subsidiary of PPVA. Platinum Management (NY) LLC is the investment manager and general partner of PPVA and the investment manager of Montaur. Mark Nordlicht is the chief investment officer of Platinum Management (NY) LLC and has voting and investment control of the shares held by Montaur and PPVA. The number of shares beneficially owned by Montaur, 152 W. 57th Street, 54th Floor, New York, NY 10019, as of December 31, 2012, does not include 22,687,260 shares of common stock issuable upon conversion of 6,938 shares of Series B Convertible Preferred Stock, 8,333,333 shares of common stock issuable upon exercise of a Series X Warrant issued to Montaur on April 16, 2008 (the Series X Warrant) (of which 3,000,000 shares were issued on March 1, 2013, upon partial exercise of such Series X Warrant), and 2,400,000 shares of common stock issuable upon exercise of a Series AA Warrant issued to Montaur on July 24, 2009 (the Series AA Warrant). The Certificates of Designation of the Preferred Stock, the Series X Warrant and the Series AA Warrant each provide that the holder of shares of the Preferred Stock, the Series X Warrant and the Series AA Warrant, respectively, may not convert any of the preferred stock or exercise any of the warrants to the extent that such conversion or exercise would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of common stock, except on 61 days’ prior written notice to Navidea that the holder waives such limitation.
(n)	Less than one percent.
(o)	The address of all directors and executive officers is c/o Navidea Biopharmaceuticals, Inc., 425 Metro Place North, Suite 450, Dublin, Ohio 43017-1367.

15

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program. The CNG Committee of the Board of Directors is responsible for establishing and implementing our compensation policies applicable to senior executives and monitoring our compensation practices. The CNG Committee seeks to ensure that our compensation plans are fair, reasonable and competitive. The CNG Committee is responsible for reviewing and approving all senior executive compensation, all awards under our cash bonus plan, and awards under our equity-based compensation plans.

Philosophy and Goals of Executive Compensation Plans. The CNG Committee’s philosophy for executive compensation is to:

•	Pay for performance — The CNG Committee believes that our executives should be compensated based upon their ability to achieve specific operational and strategic results. Therefore, our compensation plans are designed to provide rewards for the individual’s contribution to our performance.

•	Pay commensurate with other companies categorized as value creators — The CNG Committee has set a goal that the Company should move towards compensation levels for senior executives that are, at a minimum, at the 40th to 50th percentile for similar executives in the workforce. This allows us to attract, hire, reward and retain senior executives who continue to formulate and execute our strategic plans and drive exceptional results.

To ensure our programs are competitive, the CNG Committee reviews compensation information of peer companies, national data and trends in executive compensation to help determine the appropriateness of our plans and compensation levels. These reviews, and the CNG Committee’s commitment to pay for performance, become the basis for the CNG Committee’s decisions on compensation plans and individual executive compensation payments.

The CNG Committee has approved a variety of programs that work together to provide a combination of basic compensation and strong incentives. While it is important for us to provide certain base level salaries and benefits to remain competitive, the CNG Committee’s objective is to provide compensation plans with incentive opportunities that motivate and reward executives for consistently achieving superior results. The CNG Committee designs our compensation plans to:

•	Reward executives based upon overall company performance, their individual contributions and creation of stockholder value;

•	Encourage top performers to make a long-term commitment to our Company; and

•	Align executive incentive plans with the long-term interests of stockholders.

The CNG Committee reviews competitive information and individual compensation levels before each fiscal year. During the review process, the CNG Committee addresses the following questions:

•	Do any existing compensation plans need to be adjusted to reflect changes in competitive practices, different market circumstances or changes to our strategic initiatives?

•	Should any existing compensation plans be eliminated or new plans be added to the executive compensation programs?

•	What are the compensation-related objectives for our compensation plans for the upcoming fiscal year?

•	Based upon individual performance, what compensation modifications should be made to provide incentives for senior executives to perform at superior levels?

In addressing these questions, the CNG Committee considers input from management, outside compensation experts and published surveys of compensation levels and practices.

16

The CNG Committee does not believe that our compensation policies and practices for its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. As noted below, our incentive-based compensation is generally tied to Company financial performance (i.e., revenue or gross margin) or product development goals (i.e., clinical trial progress or regulatory milestones). The CNG Committee believes that the existence of these financial performance incentives creates a strong motivation for company employees to contribute towards the achievement of strong, sustainable financial and development performance, and believes that the Company has a strong set of internal controls that minimize the risk that financial performance can be misstated in order to achieve incentive compensation payouts.

In addition to the aforementioned considerations, the CNG Committee also takes into account the outcome of stockholder advisory (“say-on-pay”) votes, taken every three years, on the compensation of our Chief Executive Officer, Chief Financial Officer, and our other three highest-paid executive officers (the Named Executive Officers). At the Annual Meeting of Stockholders held on August 15, 2011, approximately 72% of our stockholders voted in favor of the resolution relating to the compensation of our Named Executive Officers. The CNG Committee believes this affirmed stockholders’ support of the Company’s executive compensation program, and as such did not change its approach in 2012. The CNG Committee will continue to consider the results of future say-on-pay votes when making future compensation decisions for the executive officers.

Scope of Authority of the CNG Committee. The Board of Directors has authorized the CNG Committee to establish the compensation programs for all executive officers and to provide oversight for compliance with our compensation philosophy. The CNG Committee delegates the day-to-day administration of the compensation plans to management (except with respect to our executive officers), but retains responsibility for ensuring that the plan administration is consistent with the Company’s policies. Annually, the CNG Committee sets the compensation for our executive officers, including objectives and awards under incentive plans. Dr. Pykett provides input for the CNG Committee regarding the performance and appropriate compensation of the other officers. The CNG Committee gives considerable weight to Dr. Pykett’s evaluation of the other officers because of his direct knowledge of each officer’s performance and contributions. The CNG Committee also makes recommendations to the Board of Directors on appropriate compensation for the non-employee directors. In addition to overseeing the compensation of executive officers, the CNG Committee approves awards under short-term cash incentive and long-term equity-based compensation plans for all other employees. For more information on the CNG Committee’s role, see the CNG Committee’s charter, which can be found on our website at www.navidea.com.

Independent Compensation Expertise. The CNG Committee is authorized to retain independent experts to assist in evaluating executive compensation plans and in setting executive compensation levels. These experts provide information on trends and best practices so the CNG Committee can formulate ongoing plans for executive compensation. The CNG Committee retained Pearl Meyer & Partners as its independent expert to assist in the determination of the reasonableness and competitiveness of the executive compensation plans and senior executives’ individual compensation levels for fiscal 2011. Pearl Meyer’s study did not raise any concerns regarding conflicts of interest.

For fiscal 2011, Pearl Meyer performed a benchmark compensation review of our key executive positions, including our Named Executive Officers. Pearl Meyer utilized both proprietary survey and proxy reported data from compensation peers, with market data aged to January 1, 2011, by an annualized rate of 3.4%, the expected pay increase in 2011 for executives in the life sciences industry.

In evaluating appropriate executive compensation, it is common practice to set targets at a point within the competitive marketplace. The CNG Committee sets its competitive compensation levels based upon its compensation philosophy. Following completion of the Pearl Meyer study for 2011, the CNG Committee noted that our overall executive compensation was, on average, below the 25th percentile for an established peer group of companies. Based upon the Pearl Meyer study, the CNG Committee has determined, over the course of the next few years, to move towards a total compensation target for senior executive positions at the 40th to 50th percentile of total compensation for the competitive market.

Peer Group Companies. In addition to the above survey analysis, in 2012 the CNG Committee also reviewed the compensation levels at specific competitive benchmark companies. With input from management, the CNG Committee chose the peer companies because they operate within the biotechnology industry, have market capitalization between $100 million and $500 million, have similar business models to our Company or have comparable key executive positions. While the specific plans for these companies may or may not be used, it is helpful to review their compensation data to provide benchmarks for the overall compensation levels that will be used to attract, hire, retain and motivate our executives.

17

As competitors and similarly situated companies that compete for the same executive talent, the CNG Committee determined that the following peer group companies most closely matched the responsibilities and requirements of our executives:

Argule Inc.

Cell Therapeutics Inc.

Celldex Therapeutics Inc.

Curis Inc.

Exact Sciences Corp.

Immunomedics Inc.

Infinity Pharmaceuticals Inc.

Keryx Biopharmaceuticals Inc.

The CNG Committee used the publicly available compensation information for these companies to analyze our competitive position in the industry. The CNG Committee reviewed the base salaries and short-term and long term incentive plans of the executives of these companies to provide background and perspective in analyzing the compensation levels for our executives.

Specific Elements of Executive Compensation.

Base Salary. Using information gathered by Pearl Meyer, peer company data, national surveys, general compensation trend information and recommendations from management, the CNG Committee approved the fiscal 2012 base salaries for our senior executives. Base salaries for senior executives are set using the CNG Committee’s philosophy that compensation should be competitive and based upon performance. Executives should expect that their base salaries, coupled with a cash bonus award, would provide them the opportunity to be compensated at or above the competitive market at the 40th to 50th percentile.

Based on competitive reviews of similar positions, industry salary trends, overall company results and individual performance, salary increases may be approved from time-to-time. The CNG Committee reviews and approves base salaries of all executive officers.

In setting specific base salaries for fiscal 2012, the CNG Committee considered published proxy data for similar positions at peer group companies.

The following table shows the increases in base salaries for the Named Executive Officers that were approved for fiscal 2012 compared to the approved salaries for fiscal 2011:

Named Executive Officer	Fiscal 2012 Base Salary	Fiscal 2011 Base Salary	Increase (a)
Mark J. Pykett, V.M.D., Ph.D.	425,000	375,000	13.3%
Rodger A. Brown	191,000	185,000	3.2%
Frederick O. Cope, Ph.D.	271,000	265,000	2.3%
Brent L. Larson	265,000	250,000	6.0%
Thomas H. Tulip, Ph.D. (b)	325,000	300,000	8.3%

(a)	2012 salary increases reflect both merit increases and market adjustments that the CNG Committee felt were necessary to remain competitive in the life sciences industry.
(b)	Dr. Tulip’s salary was increased to $325,000 effective June 1, 2012. The amount shown for fiscal 2012 is the approved annual salary of Dr. Tulip in effect at the end of 2012. The actual amount paid to Dr. Tulip during fiscal 2012 is shown under “Salary” in the Summary Compensation table below.

18

Short-Term Incentive Compensation. Our executive officers, along with all of our employees, are eligible to participate in our annual cash bonus program, which has four primary objectives:

•	Attract, retain and motivate top-quality executives who can add significant value to the Company;

•	Create an incentive compensation opportunity that is an integral part of the employee’s total compensation program;

•	Reward participants’ contributions to the achievement of our business results; and

•	Provide an incentive for individuals to achieve corporate objectives that are tied to our strategic goals.

The cash bonus compensation plan provides each participant with an opportunity to receive an annual cash bonus based on our Company’s performance during the fiscal year. Cash bonus targets for senior executives are determined as a percentage of base salary, based on published proxy data for similar positions at peer group companies. The following are the key provisions of the cash bonus compensation plan:

•	The plan is administered by the CNG Committee, which has the power and authority to establish, adjust, pay or decline to pay the cash bonus for each participant, including the power and authority to increase or decrease the cash bonus otherwise payable to a participant. However, the Committee does not have the power to increase, or make adjustments that would have the effect of increasing, the cash bonus otherwise payable to any executive officer. The Committee has the right to delegate to the Chief Executive Officer its authority and responsibilities with respect to the cash bonuses payable to employees other than executive officers.

•	All Company employees are eligible to participate.

•	The CNG Committee is responsible for specifying the terms and conditions for earning cash bonuses, including establishing specific performance objectives. Cash bonuses payable to executive officers are intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Consequently, each cash bonus awarded to an executive officer must be conditioned on one or more specified “Performance Measures,” calculated on a consolidated basis. Possible Performance Measures include revenues; gross margin; operating income; net income; clinical trial progress; regulatory milestones; or any other performance objective approved by the CNG Committee.

•	As soon as reasonably practicable after the end of each fiscal year, the CNG Committee determines whether and to what extent each specified business performance objective has been achieved and the amount of the cash bonus to be paid to each participant.

In April 2012, the CNG Committee established the fiscal 2012 targets and performance measures for all Company employees. For fiscal 2012, the cash bonus for each executive officer was a function of the designated target bonus amount (stated as a percentage of base salary and pro-rated based on time served at each salary level during fiscal 2012) and certain business performance objectives, weighted as a percentage of the total target amount. The business performance objectives established for fiscal 2012 were as follows:

•	Approval of the Company’s Lymphoseek product by the United States Food and Drug Administration (FDA) and initiation of the commercial launch of Lymphoseek in the United States, subject to maximum 30% reduction of bonus if not achieved.

•	Commencement of a Phase 2 or Phase 3 clinical study for NAV4694, a Fluorine-18 labeled precision radiopharmaceutical candidate for use in the imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer's disease licensed by the Company from AstraZeneca AB, subject to maximum 15% reduction of bonus if not achieved.

•	Submission to the European Medicines Agency (EMA) of an application for marketing authorization for Lymphoseek in the European Union, subject to maximum 10% reduction of bonus if not achieved.

19

•	Completion of an in-license or product acquisition transaction for the addition of a candidate to the Company’s development pipeline, subject to maximum 10% reduction of bonus if not achieved.

•	Discretionary bonus, equal to 35% of the total bonus objective.

For the Named Executive Officers, the CNG Committee established the following cash bonus targets for fiscal 2012:

Named Executive Officer	Target Cash Bonus (% of Salary)	Target Cash Bonus ($ Amount)
Mark J. Pykett, V.M.D., Ph.D.	50.0%	$212,500
Rodger A. Brown	20.0%	38,200
Frederick O. Cope, Ph.D.	25.0%	67,750
Brent L. Larson	27.5%	72,875
Thomas H. Tulip, Ph.D. (a)	35.0%	105,000

(a)	Effective June 1, 2012, Dr. Tulip entered into a new employment agreement, authorized by the Board of Directors, which provides for a maximum cash bonus amount of 35.0% of Dr. Tulip’s new annual salary. Dr. Tulip’s maximum cash bonus amount for 2012 was pro-rated based on time served at each salary level during the 2012 calendar year.

In February 2013, the CNG Committee determined the extent to which the Company’s goals were achieved during 2012. With respect to the first objective, the Company did not obtain FDA approval for Lymphoseek and the product was not commercially launched, therefore the Committee concluded that the goal was not achieved, resulting in a 30% reduction in the target bonus amount. With regard to the second objective, the Committee concluded that the commencement of a Phase 2 trial for NAV4694 in September 2012 evidenced the successful achievement of that goal. With regard to the third objective, the Committee determined that the submission of a marketing authorization application for Lymphoseek to the EMA in December 2012 evidenced the successful achievement of that goal. With regard to the fourth objective, the Committee concluded that the in-licensing of NAV5001 from Alseres Pharmaceuticals, Inc. in July 2012 constituted the successful achievement of that goal. With respect to the 35% discretionary portion, the Company’s overall performance and accomplishments were evaluated in assessing the Company’s overall successes for the year. After reviewing the business performance objectives and the related proposed payouts, the CNG Committee approved the total cash bonus payouts for each employee of the Company. The approved cash bonus payouts to the Named Executive Officers, paid in February 2013, are shown under “Non-Equity Incentive Plan Compensation” in the Summary Compensation table below.

Also in February 2013, the CNG Committee established the fiscal 2013 targets and performance measures for all Company employees. For fiscal 2013, the cash bonus for each executive officer will be a function of the designated target bonus amount and certain business performance objectives, weighted as a percentage of the total target amount. The business performance objectives established for fiscal 2013 are as follows:

•	Approval of the Company’s Lymphoseek product by the FDA, initiation of the commercial launch of Lymphoseek in the United States, and achievement of a targeted amount of revenues from sales, subject to maximum 35% reduction of bonus if not achieved.

•	Submission of supplemental New Drug Application for Lymphoseek to the FDA, subject to maximum 15% reduction of bonus if not achieved.

•	Commencement of a Phase 3 pivotal study for NAV4694, a Fluorine-18 labeled precision radiopharmaceutical candidate for use in the imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer's, subject to maximum 10% reduction of bonus if not achieved.

•	Commencement of a Phase 3 pivotal study for NAV5001, an Iodine-123 radiolabeled imaging agent being developed as an aid in the diagnosis of Parkinson’s disease and other movement disorders, with a potential use as a diagnostic aid in dementia, subject to maximum 10% reduction of bonus if not achieved.

•	Discretionary bonus, equal to 30% of the total bonus objective.

20

The CNG Committee has approved the following cash bonus targets for our executive officers for fiscal 2013:

Executive Officer	Target Cash Bonus ($ Amount)
Mark J. Pykett, V.M.D., Ph.D.	$212,500
Frederick O. Cope, Ph.D.	67,750
Brent L. Larson	72,875
William J. Regan	62,500
Cornelia B. Reininger, M.D., Ph.D.	90,000
Thomas H. Tulip, Ph.D.	113,750

Long-Term Incentive Compensation. All Company employees are eligible to receive equity awards in the form of stock options or restricted stock. Equity instruments awarded under the Company’s equity-based compensation plan are based on the following criteria:

•	Analysis of competitive information for comparable positions;

•	Evaluation of the value added to the Company by hiring or retaining specific employees; and

•	Each employee’s long-term potential contributions to our Company.

Although equity awards may be made at any time as determined by the CNG Committee, they are generally made to all employees once per year or on the recipient’s hire date in the case of new-hire grants.

The CNG Committee’s philosophy on equity awards is that equity-based compensation is an effective method to align the interests of stockholders and management and focus management’s attention on long-term results. When awarding equity-based compensation the CNG Committee considers the impact the participant can have on our overall performance, strategic direction, financial results and stockholder value. Therefore, equity awards are primarily based upon the participant’s position in the organization, competitive necessity and individual performance. Equity awards for senior executives are determined as a percentage of base salary, based on published proxy data for similar positions at peer group companies. Stock option awards have vesting schedules over several years to promote long-term performance and retention of the recipient, and restricted stock awards may include specific performance criteria for vesting or vest over a specified period of time.

On February 17, 2012, the Company granted 300,000 shares of restricted stock to Mark J. Pykett. Dr. Pykett’s restricted stock will vest as to one-third of the shares on the first three anniversaries of the date of grant, or upon the occurrence of a change in control as defined in the restricted stock agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.

Also on February 17, 2012, the Company granted options to purchase shares of common stock of the Company to all Company employees, including the Named Executive Officers. The stock options have an exercise price of $3.28, vest as to one-fourth of the shares on each of the first four anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant. If the employment of the Named Executives with the Company is terminated due to a change in control or without cause before all of the stock options have vested, then pursuant to the terms of the stock option award agreement all stock options that have not vested at the effective date of the Named Executive’s termination shall immediately vest and become exercisable. The following number of options was granted to each Named Executive Officer: Dr. Pykett, 250,000; Mr. Brown, 65,000; Dr. Cope, 127,000; Mr. Larson, 88,000; and Dr. Tulip, 163,000.

Other Benefits and Perquisites. The Named Executive Officers participate in other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability and life insurance benefits, and our 401(k) retirement savings plan (the 401(k) Plan).

21

Our vacation policy allows employees to carry up to 40 hours of unused vacation time forward to the next fiscal year. Any unused vacation time in excess of the amount eligible for rollover is generally forfeited. However, from time to time, due to high demands on our employees during a given fiscal year, we may elect to pay out for unused vacation time in excess of the amount eligible for rollover. The amount paid is calculated based on the employee’s salary in effect at the end of the fiscal year to which the unused vacation time relates.

Our Named Executive Officers are considered “key employees” for purposes of IRC Section 125 Plan non-discrimination testing. Based on such non-discrimination testing, we determined that our Section 125 Plan was “top-heavy”. As such, our key employees are ineligible to participate in the Section 125 Plan and are unable to pay their portion of medical, dental, and vision premiums on a pre-tax basis. As a result, the Company reimburses its key employees an amount equal to the lost tax benefit.

We pay group life insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides life insurance coverage at two times the employee’s annual salary plus $10,000, up to a maximum of $630,000.

We also pay group long-term disability insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides long-term disability insurance coverage at 60% of the employee’s annual salary, up to a maximum of $10,000 per month, beginning 180 days after the date of disability and continuing through age 65.

401(k) Retirement Plan. All employees are given an opportunity to participate in our 401(k) retirement savings plan (the 401(k) Plan), following a new-hire waiting period. The 401(k) Plan allows participants to have pre-tax amounts withheld from their pay and provides for a discretionary employer matching contribution (currently, a 40% match in the form of our common stock up to 5% of salary). Participants may invest their contributions in various fund options, but are prohibited from investing their contributions in our common stock. Participants are immediately vested in both their contributions and company matching contributions. The 401(k) Plan qualifies under section 401 of the Internal Revenue Code, which provides that employee and company contributions and income earned on contributions are not taxable to the employee until withdrawn from the Plan, and that we may deduct our contributions when made.

Employment Agreements

Our executive officers are employed under employment agreements which specify the terms of their employment such as base salary, benefits, paid time off, and post-employment benefits as shown in the tables below. Our employment agreements also specify that if a change in control occurs with respect to our Company and the employment of an executive officer is concurrently or subsequently terminated:

•	by the Company without cause (cause is defined as any willful breach of a material duty by the executive officer in the course of his employment or willful and continued neglect of his duty as an employee);

•	by the expiration of the term of the employment agreement; or

•	by the resignation of the executive officer because his title, authority, responsibilities, salary, bonus opportunities or benefits have materially diminished, a material adverse change in his working conditions has occurred, his services are no longer required in light of the Company’s business plan, or we breach the agreement;

then, the executive officer would be paid a severance payment as disclosed in the tables below. For purposes of such employment agreements, a change in control includes:

•	the acquisition, directly or indirectly, by a person (other than our Company, an employee benefit plan established by the Board of Directors, or a participant in a transaction approved by the Board of Directors for the principal purpose of raising additional capital) of beneficial ownership of 30% or more of our securities with voting power in the next meeting of holders of voting securities to elect the Directors;

•	a majority of the Directors elected at any meeting of the holders of our voting securities are persons who were not nominated by our then current Board of Directors or an authorized committee thereof;

22

•	our stockholders approve a merger or consolidation of our Company with another person, other than a merger or consolidation in which the holders of our voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or

•	our stockholders approve a transfer of substantially all of our assets to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by us or by the holders of our voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

Mark J. Pykett, V.M.D., Ph.D. Dr. Pykett is employed under a 36-month employment agreement effective April 15, 2011. The employment agreement provides for an annual base salary of $375,000, which has been increased to $437,750, effective May 1, 2013. For the calendar year ending December 31, 2012, the CNG Committee determined that the maximum bonus payment to Dr. Pykett would be $212,500.

Frederick O. Cope, Ph.D. Dr. Cope is employed under a 24-month employment agreement effective January 1, 2013. The employment agreement provides for an annual base salary of $245,000, which has been increased to $279,130, effective May 1, 2013. For the calendar year ending December 31, 2012, the CNG Committee determined that the maximum bonus payment to Dr. Cope would be $67,750.

Brent L. Larson. Mr. Larson is employed under a 24-month employment agreement effective January 1, 2013. The employment agreement provides for an annual base salary of $207,000, which has been increased to $279,575, effective May 1, 2013. For the calendar year ending December 31, 2012, the CNG Committee determined that the maximum bonus payment to Mr. Larson would be $72,875.

William J. Regan. Mr. Regan is employed under a 12-month employment agreement effective October 1, 2012. The employment agreement provides for an annual base salary of $250,000. For the calendar year ending December 31, 2012, the CNG Committee determined that the maximum bonus payment to Mr. Regan would be $28,125.

Cornelia B. Reininger, M.D., Ph.D. Dr. Reininger is employed under a 17-month employment agreement effective November 1, 2012. The employment agreement provides for an annual base salary of $300,000. For the calendar year ending December 31, 2012, the CNG Committee determined that the maximum bonus payment to Dr. Reininger would be $15,041.

Thomas H. Tulip, Ph.D. Dr. Tulip is employed under a 24-month employment agreement effective June 1, 2012. The employment agreement provides for an annual base salary of $325,000, which has been increased to $339,625, effective May 1, 2013. For the calendar year ending December 31, 2012, the CNG Committee has determined that the maximum bonus payment to Dr. Tulip would be $113,750, pro-rated based on time served at each salary level during the 2012 calendar year.

Post-Employment Compensation

The following tables set forth the expected benefit to be received by each of our Named Executive Officers in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2012, and a stock price of $2.83, our closing stock price on December 31, 2012.

23

Mark J. Pykett, V.M.D., Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$468,750	$468,750	$937,500
Disability supplement (b)	—	—	—	210,100	—	—	—
Paid time off (c)	8,173	8,173	8,173	8,173	8,173	8,173	8,173
2012 401(k) match (d)	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Continuation of benefits (e)	—	—	22,870	22,870	—	34,305	22,870
Stock option vesting acceleration (f)	—	—	—	—	150,666	150,666	150,666
Restricted stock vesting acceleration (g)	—	—	—	—	—	990,150	1,838,850
Total	$13,173	$13,173	$36,043	$246,143	$632,589	$1,657,044	$2,963,059

(a)	Severance amounts are pursuant to Dr. Pykett’s employment agreement.
(b)	During the first six months of disability, the Company will supplement disability insurance payments to Dr. Pykett to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2012.
(d)	Amount represents the value of 1,649 shares of Company stock which was accrued during 2012 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2012.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2012, except in the case of termination without cause, when the amount represents 18 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2012.
(f)	Pursuant to Dr. Pykett’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.83, the closing price of the Company’s stock on December 31, 2012, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.83, the closing price of the Company’s stock on December 31, 2012.
(g)	Pursuant to Dr. Pykett’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon termination without cause or a change in control.

Rodger A. Brown

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$165,000	$165,000	$247,500
Disability supplement (b)	—	—	—	93,100	—	—	—
Paid time off (c)	3,673	3,673	3,673	3,673	3,673	3,673	3,673
2012 401(k) match (d)	—	—	—	—	—	—	—
Continuation of benefits (e)	—	—	16,304	16,304	—	16,304	16,304
Stock option vesting acceleration (f)	—	—	—	—	27,900	27,900	27,900
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	70,725
Total	$3,673	$3,673	$19,977	$113,077	$196,573	$212,877	$366,102

(a)	Severance amounts are pursuant to Mr. Brown’s employment agreement.
(b)	During the first six months of disability, the Company will supplement disability insurance payments to Mr. Brown to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2012.
(d)	Mr. Brown does not participate in the Company’s 401(k) Plan.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2012.
(f)	Pursuant to Mr. Brown’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.83, the closing price of the Company’s stock on December 31, 2012, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.83, the closing price of the Company’s stock on December 31, 2012.
(g)	Pursuant to Mr. Brown’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon a change in control.

24

Frederick O. Cope, Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$245,000	$245,000	$367,500
Disability supplement (b)	—	—	—	133,100	—	—	—
Paid time off (c)	2,085	2,085	2,085	2,085	2,085	2,085	2,085
2012 401(k) match (d)	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Continuation of benefits (e)	—	—	16,304	16,304	—	16,304	16,304
Stock option vesting acceleration (f)	—	—	—	—	55,800	55,800	55,800
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	495,075
Total	$7,085	$7,085	$23,388	$156,488	$307,885	$324,188	$941,763

(a)	Severance amounts are pursuant to Dr. Cope’s employment agreement.
(b)	During the first six months of disability, the Company will supplement disability insurance payments to Dr. Cope to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 16 hours of accrued but unused vacation time as of December 31, 2012.
(d)	Amount represents the value of 1,649 shares of Company stock which was accrued during 2012 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2012.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2012.
(f)	Pursuant to Dr. Cope’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.83, the closing price of the Company’s stock on December 31, 2012, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.83, the closing price of the Company’s stock on December 31, 2012.
(g)	Pursuant to Dr. Cope’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon a change in control.

Brent L. Larson

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$207,000	$207,000	$310,500
Disability supplement (b)	—	—	—	130,100	—	—	—
Paid time off (c)	5,096	5,096	5,096	5,096	5,096	5,096	5,096
2012 401(k) match (d)	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Continuation of benefits (e)	—	—	22,870	22,870	—	22,870	22,870
Stock option vesting acceleration (f)	—	—	—	—	44,175	44,175	44,175
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	212,175
Total	$10,096	$10,096	$32,966	$163,066	$261,271	$284,141	$599,816

(a)	Severance amounts are pursuant to Mr. Larson’s employment agreement.
(b)	During the first six months of disability, the Company will supplement disability insurance payments to Mr. Larson to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2012.
(d)	Amount represents the value of 1,649 shares of Company stock which was accrued during 2012 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2012.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2012.
(f)	Pursuant to Mr. Larson’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.83, the closing price of the Company’s stock on December 31, 2012, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.83, the closing price of the Company’s stock on December 31, 2012.
(g)	Pursuant to Mr. Larson’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon a change in control.

25

Thomas H. Tulip, Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$325,000	$325,000	$487,500
Disability supplement (b)	—	—	—	160,100	—	—	—
Paid time off (c)	6,250	6,250	6,250	6,250	6,250	6,250	6,250
2012 401(k) match (d)	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Continuation of benefits (e)	—	—	—	—	—	—	—
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	—
Total	$11,250	$11,250	$11,250	$171,350	$336,250	$336,250	$498,750

(a)	Severance amounts are pursuant to Dr. Tulip’s employment agreement.
(b)	During the first six months of disability, the Company will supplement disability insurance payments to Dr. Tulip to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2012.
(d)	Amount represents the value of 1,649 shares of Company stock which was accrued during 2012 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2012.
(e)	Dr. Tulip does not participate in the Company’s medical, dental or vision insurance plans.
(f)	Pursuant to Dr. Tulip’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.83, the closing price of the Company’s stock on December 31, 2012, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.83, the closing price of the Company’s stock on December 31, 2012.
(g)	Dr. Tulip’s restricted stock agreements do not include provisions for accelerated vesting.

Report of Compensation, Nominating and Governance Committee

The CNG Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the CNG Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the CNG Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for the Company’s 2013 Annual Meeting of Stockholders.

The Compensation, Nominating

and Governance Committee

Peter F. Drake, Ph.D. (Chairman)

Brendan A. Ford

Jess Emery Jones, M.D.

26

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The current members of our CNG Committee are: Peter F. Drake, Ph.D. (Chairman), Brendan A. Ford, and Jess Emery Jones, M.D., and each served as a member of the CNG Committee during the last completed fiscal year. None of these individuals were at any time during the fiscal year ended December 31, 2012, or at any other time, an officer or employee of the Company.

No director who served on the CNG Committee during 2012 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the CNG Committee during 2012.

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of our Named Executive Officers for the last three fiscal years.

Summary Compensation Table for Fiscal 2012

					(c)
			(a)	(b)	Non-Equity	(d)
			Stock	Option	Incentive Plan	All Other	Total
Named Executive Officer	Year	Salary	Awards	Awards	Compensation	Compensation	Compensation

Mark J. Pykett, V.M.D., Ph.D. (e)	2012	$425,000	$983,700	$481,827	$140,250	$13,808	$2,044,585
Chief Executive Officer	2011	363,249	201,450	—	175,867	4,788	745,354
	2010	41,875	530,700	193,783	6,278	—	772,636

Rodger A. Brown	2012	$191,000	$—	$125,275	$25,296	$2,553	$344,124
Vice President, Global	2011	172,347	—	—	29,250	5,463	207,060
Regulatory Operations and Quality Assurance	2010	155,000	—	72,585	28,650	—	256,235

Frederick O. Cope, Ph.D.	2012	$271,000	$—	$244,768	$55,043	$11,114	$581,925
Senior Vice President	2011	252,342	—	—	63,375	10,396	326,113
and Chief Scientific Officer	2010	211,000	—	145,169	51,375	4,751	412,295

Brent L. Larson	2012	$265,000	$—	$169,603	$49,555	$11,404	$495,562
Executive Vice President,	2011	222,637	—	—	43,875	8,450	274,962
Chief Financial Officer, Treasurer and Secretary	2010	195,000	—	114,926	37,500	4,595	352,021

Thomas H. Tulip, Ph.D. (f)	2012	$314,583	$—	$314,151	$75,075	$9,615	$713,424
President and	2011	175,000	394,320	346,842	60,023	5,708	981,893
Chief Business Officer	2010	—	—	—	—	—	—

(a)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 18, 2013.
(b)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 18, 2013.
(c)	Amount represents the cash bonuses which have been approved by the CNG Committee and are disclosed for fiscal 2012, the year in which they were earned (i.e., the year to which the service relates).
(d)	Amount represents additional compensation as disclosed in the All Other Compensation table below.
(e)	Dr. Pykett commenced employment with the Company effective November 15, 2010, and was promoted to President and Chief Executive Officer effective April 15, 2011.
(f)	Dr. Tulip commenced employment with the Company effective June 1, 2011, as Executive Vice President and Chief Business Officer, and was promoted to President and Chief Business Officer on May 1, 2013.

27

All Other Compensation

The following table describes each component of the amounts shown in the “All Other Compensation” column in the Summary Compensation table above.

All Other Compensation Table for Fiscal 2012

			(b)
			Reimbursement
		(a)	of Additional	(c)
		Payment	Tax Liability	401(k) Plan
		for	Related to	Employer	Total
		Unused	Health Insurance	Matching	All Other
Named Executive Officer	Year	Vacation	Premiums	Contribution	Compensation

Mark J. Pykett, V.M.D., Ph.D.	2012	$7,212	$1,596	$5,000	$13,808
	2011	—	1,019	3,769	4,788
	2010	—	—	—	—

Rodger A. Brown	2012	$1,512	$1,041	$—	$2,553
	2011	4,769	694	—	5,463
	2010	—	—	—	—

Frederick O. Cope, Ph.D.	2012	$5,096	$1,018	$5,000	$11,114
	2011	4,818	678	4,900	10,396
	2010	—	—	4,751	4,751

Brent L. Larson	2012	$4,808	$1,596	$5,000	$11,404
	2011	2,531	1,019	4,900	8,450
	2010	—	—	4,595	4,595

Thomas H. Tulip, Ph.D.	2012	$4,615	$—	$5,000	$9,615
	2011	—	2,807	2,901	5,708
	2010	—	—	—	—

(a)	Amount represents payment for unused vacation time in excess of the amount eligible for rollover in fiscal 2012. The amount paid is calculated based on the employee’s salary in effect at the end of the fiscal year to which the unused vacation time relates.
(b)	Amount represents reimbursement of the lost tax benefit due to the ineligibility of our Named Executive Officers to pay their portion of medical, dental, and vision premiums on a pre-tax basis under our IRC Section 125 Plan.
(c)	Amount represents the value of the common stock contributed to the Named Executive Officer’s account in our 401(k) Plan as calculated on a quarterly basis.

28

Grants of Plan-Based Awards

The following table sets forth certain information about plan-based awards that we made to the Named Executive Officers during fiscal 2012. For information about the plans under which these awards were granted, see the discussion under “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section above.

Grants of Plan-Based Awards Table for Fiscal 2012

							All Other
						All Other	Option
		Estimated Future		Estimated Future		Stock	Awards:		Grant Date
		Payouts Under		Payouts Under		Awards:	Number of	Exercise	Fair Value
		Non-Equity Incentive		Equity Incentive		Number	Securities	Price of	of Stock
Named	Grant	Plan Awards (a)		Plan Awards (b)		of Shares	Underlying	Option	and Option
Executive Officer	Date	Threshold	Maximum	Threshold	Maximum	of Stock	Options	Awards	Awards

Mark J. Pykett,	N/A	$—	$212,500	—	—	—	—	$—	$—	(a)
V.M.D., Ph.D.	2/17/2012	$—	$—	—	—	300,000	—	$—	$983,700	(c)
	2/17/2012	$—	$—	—	—	—	250,000	$3.28	$481,827	(d)

Rodger A. Brown	N/A	$—	$38,200	—	—	—	—	$—	$—	(a)
	2/17/2012	$—	$—	—	—	—	65,000	$3.28	$125,275	(d)

Frederick O. Cope,	N/A	$—	$67,750	—	—	—	—	$—	$—	(a)
Ph.D.	2/17/2012	$—	$—	—	—	—	127,000	$3.28	$244,768	(d)

Brent L. Larson	N/A	$—	$72,875	—	—	—	—	$—	$—	(a)
	2/17/2012	$—	$—	—	—	—	88,000	$3.28	$169,603	(d)

Thomas H. Tulip,	N/A	$—	$110,130	—	—	—	—	—	$—	(a)
Ph.D.	2/17/2012	$—	$—	—	—	—	163,000	$3.28	$314,151	(d)

(a)	The threshold amount reflects the fact that no cash bonus awards would have been payable if none of the specified business performance objectives were achieved. The maximum amount reflects the target cash bonus awards payable if all of the specified business performance objectives are achieved, pro-rated based on time served at each salary level during the 2012 fiscal year. For actual cash bonus award amounts, see the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation table above.
(b)	The threshold amount reflects the fact that no restricted stock awards will be payable if none of the vesting terms are achieved. The maximum amount reflects the target restricted stock awards payable if all of the vesting terms are achieved.
(c)	These shares of restricted stock will vest as to one-third on each of the first three anniversaries of the date of grant or upon the occurrence of a change in control as defined in the restricted stock agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreements all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.
(d)	These stock options vest as to one-fourth on each of the first four anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant. If the employment of the Named Executive Officer with the Company is terminated due to a change in control or without cause before all of the stock options have vested, then pursuant to the terms of the Stock Option Award Agreements all stock options that have not vested at the effective date of the Named Executive Officer’s termination shall immediately vest and become exercisable.

29

Outstanding Equity Awards

The following table presents certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2012.

Outstanding Equity Awards Table at Fiscal 2012 Year-End

	Option Awards					Stock Awards
Named	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration		Number of Shares of Stock that Have Not	Market Value of Shares of Stock that Have Not	Equity Incentive Plan Awards: Number of Unearned	Equity Incentive Plan Awards: Market Value of Unearned
Executive Officer	Exercisable	Unexercisable	Price	Date	Note	Vested	Vested	Shares	Shares (u)	Note
Mark J. Pykett,	133,334	66,666	$1.70	11/12/2020	(j)			300,000	$849,000	(q)
V.M.D., Ph.D.	—	250,000	$3.28	2/17/2022	(m)			50,000	$141,500	(r)
						300,000	$849,000			(t)

Rodger A. Brown	50,000	—	$0.49	7/28/2014	(b)			20,000	$56,600	(n)
	40,000	—	$0.39	12/10/2014	(c)			25,000	$70,750	(p)
	20,000	—	$0.26	12/27/2015	(d)
	20,000	—	$0.27	12/15/2016	(e)
	20,000	—	$0.362	1/3/2018	(f)
	25,000	—	$0.59	1/5/2019	(g)
	50,000	—	$1.10	10/30/2019	(i)
	30,000	30,000	$1.90	12/21/2020	(k)
	—	65,000	$3.28	2/17/2022	(m)

Frederick O. Cope, Ph.D.	50,000	—	$0.65	2/16/2019	(h)			100,000	$283,000	(o)
	75,000	—	$1.10	10/30/2019	(i)			75,000	$212,250	(p)
	60,000	60,000	$1.90	12/21/2020	(k)
	—	127,000	$3.28	2/17/2022	(m)

Brent L. Larson	70,000	—	$0.30	1/7/2014	(a)			50,000	$141,500	(n)
	50,000	—	$0.49	7/28/2014	(b)			75,000	$212,250	(p)
	50,000	—	$0.39	12/10/2014	(c)
	40,000	—	$0.26	12/27/2015	(d)
	50,000	—	$0.27	12/15/2016	(e)
	50,000	—	$0.362	1/3/2018	(f)
	25,000	—	$0.59	1/5/2019	(g)
	75,000	—	$1.10	10/30/2019	(i)
	47,500	47,500	$1.90	12/21/2020	(k)
	—	88,000	$3.28	2/17/2022	(m)

Thomas H. Tulip,	27,500	82,500	$4.93	6/1/2021	(l)			60,000	$169,800	(s)
Ph.D.	—	163,000	$3.28	2/17/2022	(m)

(a)	Options were granted 1/7/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(b)	Options were granted 7/28/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(c)	Options were granted 12/10/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(d)	Options were granted 12/27/2005 and vested as to one-third immediately and on each of the first two anniversaries of the date of grant.
(e)	Options were granted 12/15/2006 and vested as to one-third on each of the first three anniversaries of the date of grant.
(f)	Options were granted 1/3/2008 and vested as to one-third on each of the first three anniversaries of the date of grant.
(g)	Options were granted 1/5/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(h)	Options were granted 2/16/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(i)	Options were granted 10/30/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(j)	Options were granted 11/12/2010 and vest as to one-third on each of the first three anniversaries of the date of grant.
(k)	Options were granted 12/21/2010 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(l)	Options were granted 6/1/2011 and vest as to one-fourth on each of the first four anniversaries of the date of grant.

30

(m)	Options were granted 2/17/2012 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(n)	Restricted shares granted January 3, 2008. Pursuant to the terms of restricted stock agreements between the Company and each grantee, the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA. If the employment of a grantee with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreements all restricted shares that have not vested at the effective date of such grantee’s termination shall immediately be forfeited by the grantee. Pursuant to its authority under Section 3.2 of the restricted stock agreements the CNG Committee eliminated the forfeiture provision in Section 3.2(b) of the restricted stock agreements effective January 1, 2009, which provision effected the forfeiture of the shares if the vesting event did not occur before June 30, 2010.
(o)	Restricted shares granted February 16, 2009. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Cope, 50% of the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA or the approval of marketing authorization for Lymphoseek by the EMA and 50% of the restricted shares will vest upon the commencement of patient enrollment in a Phase 3 clinical trial in humans of RIGScan. All of the restricted shares vest upon the occurrence of a change in control as defined in Dr. Cope’s employment agreement. If the employment of Dr. Cope with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Cope’s termination shall immediately be forfeited by Dr. Cope.
(p)	Restricted shares granted December 1, 2009. Pursuant to the terms of restricted stock agreements between the Company and each grantee, the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA or the approval of marketing authorization for Lymphoseek by the EMA. All of the restricted shares vest upon the occurrence of a change in control as defined in the restricted stock agreement. If the employment of a grantee with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreements all restricted shares that have not vested at the effective date of such grantee’s termination shall immediately be forfeited by the grantee.
(q)	Restricted shares granted November 15, 2010. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Pykett, 125,000 of the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA or the approval of marketing authorization for Lymphoseek by the EMA and 175,000 of the restricted shares will vest upon the approval of a NDA for a RIGS technology product by the FDA or the approval of marketing authorization for a RIGS technology product by the EMA. All of the restricted shares vest upon the occurrence of a change in control as defined in Dr. Pykett’s employment agreement, or if Dr. Pykett is terminated without cause as defined in his employment agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control or without cause before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.
(r)	Restricted shares granted April 15, 2011. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Pykett, the restricted shares will vest upon the first regulatory approval of a Lymphoseek product by either the FDA or the EMA. All of the restricted shares vest upon the occurrence of a change in control as defined in the restricted stock agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreements all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.
(s)	Restricted shares granted June 1, 2011. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Tulip, 20,000 of the restricted shares will vest upon the partnering of Lymphoseek in Europe covering at least four countries, 20,000 will vest upon the partnering of Lymphoseek in Asia covering either Japan or at least two other countries, and 20,000 will vest upon the achievement of annual revenue to the Company from Cardinal Health, Inc. related to Lymphoseek of over $2 million per month for three consecutive months following the receipt of commercial marketing clearance in the U.S., if achieved before the 24th month following such marketing clearance. Dr. Tulip’s restricted stock agreements do not include provisions for accelerated vesting. If the employment of Dr. Tulip with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Tulip’s termination shall immediately be forfeited by Dr. Tulip.
(t)	Restricted shares granted February 17, 2012. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Pykett, the restricted shares will vest as to one-third on each of the first three anniversaries of the date of grant. All of the restricted shares vest upon the occurrence of a change in control as defined in the restricted stock agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreements all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.
(u)	Estimated by reference to the closing market price of the Company’s common stock on December 31, 2012, pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K. The closing price of the Company’s common stock on December 31, 2012, was $2.83.

31

Options Exercised and Stock Vested

The following table presents, with respect to the Named Executive Officers, certain information about option exercises and restricted stock vested during fiscal 2012.

Options Exercised and Stock Vested Table for Fiscal 2012

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (a)	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
Mark J. Pykett, V.M.D., Ph.D.	—	—	—	—
Rodger A. Brown	—	—	—	—
Frederick O. Cope, Ph.D.	—	—	—	—
Brent L. Larson	—	—	—	—
Thomas H. Tulip, Ph.D.	—	—	—	—

(a)	Computed using the closing market price of the stock on the date prior to or the date of exercise or vesting, as appropriate, in accordance with our normal practice.

Compensation of Non-Employee Directors

Each non-employee director received an annual cash retainer of $25,000 and earned an additional $2,500 per board meeting attended in person or $500 per telephonic board meeting during the fiscal year ended December 31, 2012. The Chairman of the Company’s Board of Directors received an additional annual retainer of $25,000, the Chairman of the Audit Committee received an additional annual retainer of $10,000, and the Chairman of the CNG Committee received an additional annual retainer of $7,500 for their services in those capacities during 2012. Members of a committee of the Company’s Board of Directors earned an additional $1,000 per committee meeting, whether attended in person or telephonically. We also reimbursed non-employee directors for travel expenses for meetings attended during 2012.

Each non-employee director also received 17,000 shares of restricted stock as a part of the Company’s annual stock incentive grants, in accordance with the provisions of the Navidea Biopharmaceuticals, Inc. Third Amended and Restated 2002 Stock Incentive Plan. The restricted stock granted will vest on the first anniversary of the date of grant. The aggregate number of equity awards outstanding at April 30, 2013, for each director is set forth in the footnotes to the beneficial ownership table above. Directors who are also officers or employees of the Company do not receive any compensation for their services as directors.

32

The following table sets forth certain information concerning the compensation of non-employee Directors for the fiscal year ended December 31, 2012.

Name	(a) Fees Earned or Paid in Cash	(b),(c) Option Awards	(d),(e) Stock Awards	All Other Compensation	Total Compensation

Peter F. Drake, Ph.D.	$48,500	$—	$46,733	$—	$95,233
Brendan A. Ford	52,000	—	46,733	—	98,733
Jess Emery Jones, M.D.	39,500		46,733	—	86,233
Eric K. Rowinsky, M.D. (f)	37,000	21,311	46,733	105,000	210,044
Gordon A. Troup	67,000	—	46,733	—	113,733

(a)	Amount represents fees earned during the fiscal year ended December 31, 2012 (i.e., the year to which the service relates). Quarterly retainers and meeting attendance fees are paid during the quarter following the quarter in which they are earned.
(b)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 18, 2013.
(c)	At December 31, 2012, the non-employee directors held an aggregate of 93,764 options to purchase shares of common stock of the Company. Dr. Rowinsky held 73,764 options and Mr. Troup held 20,000 options.
(d)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of restricted stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 18, 2013.
(e)	During the year ended December 31, 2012, the non-employee directors were issued an aggregate of 85,000 shares of restricted stock which vest as to 100% of the shares on the first anniversary of the date of grant. At December 31, 2012, the non-employee directors held an aggregate of 260,000 shares of unvested restricted stock. Messrs. Ford and Troup and Dr. Rowinsky each held 64,000 shares of unvested restricted stock, and Drs. Drake and Jones each held 34,000 shares of unvested restricted stock.
(f)	In addition to his service as a Board member, Dr. Rowinsky provided services to the Company under a consulting agreement. During the year ended December 31, 2012, Dr. Rowinsky earned a total of $105,000 in cash consulting fees, and was issued 13,764 options to purchase shares of common stock of the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics is posted on our website at www.navidea.com. The code of business conduct and ethics may be also obtained free of charge by writing to Navidea Biopharmaceuticals, Inc., Attn: Chief Financial Officer, 425 Metro Place North, Suite 450, Dublin, Ohio 43017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We adhere to our Code of Business Conduct and Ethics, which states that no director, officer or employee of Navidea should have any personal interest that is incompatible with the loyalty and responsibility owed to our Company. We do not currently have a written policy regarding related party transactions. When considering whether to enter into a related party transaction, the Board considers a variety of factors including, but not limited to, the nature and type of the proposed transaction, the potential value of the proposed transaction, the impact on the actual or perceived independence of the related party and the potential value to the Company of entering into such a transaction. All proposed transactions with a potential value of greater than $120,000 are approved by the Board.

In August 2010, we entered into a Consulting Agreement with Eric K. Rowinsky, M.D. for services related to the development and regulatory strategies regarding Lymphoseek and RIGScan, as well as business development assessments and transactions. Dr. Rowinsky’s Consulting Agreement was renewed in August 2011, and renewed again in August 2012. During 2012, we paid Dr. Rowinsky a total of $105,000 in cash consulting fees, and issued 13,764 options to purchase shares of common stock of the Company. In September 2012, 30,000 shares of restricted stock that were originally issued related to the August 2011 consulting agreement renewal vested as a result of the Company’s commencement of the Phase 2 clinical study of its NAV4694 product candidate.

33

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2012, except for: (i) Mark J. Pykett, V.M.D., Ph.D., who had one late Form 4 filing related to Company stock that he purchased on the open market in September 2012, and (ii) Gordon A. Troup, who had one late Form 4 filing related to Company stock that he purchased on the open market in August 2012.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. The aggregate fees billed and expected to be billed for professional services rendered by BDO USA, LLP for the audit of the Company’s annual consolidated financial statements for the 2012 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2012, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2012 fiscal year, consents related to the Company’s registration statements filed during the 2012 fiscal year, and consulting services related to certain debt and equity instruments during the 2012 fiscal year were $264,790 (including direct engagement expenses). The aggregate fees billed and expected to be billed for professional services rendered by BDO USA, LLP for the audit of the Company’s annual consolidated financial statements for the 2011 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2011, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2011 fiscal year, consents related to the Company’s registration statements filed during the 2011 fiscal year, and consulting services related to the Company’s sale of the GDS Business during the 2011 fiscal year were $256,617 (including direct engagement expenses).

Audit-Related Fees. No fees were billed by BDO USA, LLP for audit-related services for the 2012 or 2011 fiscal years.

Tax Fees. The aggregate fees billed and expected to be billed for tax-related services rendered by BDO USA, LLP for the IRC Section 382 study and the review of the Company’s tax returns for the 2011 tax year during the 2012 fiscal year were $24,800 (including direct engagement expenses). The aggregate fees billed and expected to be billed for tax-related services rendered by BDO USA, LLP for the IRC Section 382 study and the review of the Company’s tax returns for the 2010 tax year during the 2011 fiscal year were $29,285 (including direct engagement expenses).

All Other Fees. No fees were billed by BDO USA, LLP for services other than the audit, audit-related and tax services for the 2012 or 2011 fiscal years.

Pre-Approval Policy. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit. The Audit Committee, through the function of the Chairman, has given general pre-approval for 100% of specified audit, audit-related, tax and other services.

COST OF SOLICITATION OF PROXIES

We will pay the cost of this solicitation. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

34

GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Stockholders may find the following information on the Company’s website at www.navidea.com.

•	Navidea’s Code of Business Conduct and Ethics

•	Management and Board of Director biographies

•	Information regarding securities transactions by directors and officers

•	Standing Committee Charters for Audit Committee and Compensation and Nominating and Governance Committee

STOCKHOLDER PROPOSALS

A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2014 must be received by the Company before January 24, 2014, at its executive offices, Attention: Brent Larson. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2014 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after April 9, 2014.

A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of our Bylaws. A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 450, Dublin, Ohio 43017-1367, Attention: Brent Larson. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2014 Annual Meeting, notice of the nomination must be delivered to the Company’s executive offices, Attention: Brent Larson, before January 24, 2014.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated May 24, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

  YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card.

35